Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Hecla Mining Company

Coeur d’Alene, Idaho

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated February 17, 2010, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Hecla Mining Company, which are incorporated by reference in the Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

Spokane, Washington

February 17, 2010